SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 1, 2010
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c)) __________________

Item 2.02. Results of Operations and Financial Condition

On November 1, 2010, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended September 30, 2010. The text of the announcement is included herewith as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

99	Third Quarter 2010 Earnings Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ Terrance J. Lillis ___________________
Name: Terrance J. Lillis
Title: Senior Vice President and Chief Financial Officer
Date: November 2, 2010

EXHIBIT 99
Release:	On receipt, November 1, 2010
Media contact:	Susan Houser, 515-248-2268, mail to: houser.susan@principal.com
Investor contact:	John Egan, 515-235-9500, mail to: egan.john@principal.com

Principal Financial Group, Inc. Announces Third Quarter 2010 Results

  Third quarter 2010 operating earnings1 of $218.9 million, net income available to common stockholders of $142.2 million
  Assets under management of $305.7 billion increased 9 percent compared to third quarter 2009
  Book value per share, excluding AOCI2 increased to a record high of $27.71, up 5 percent over third quarter 2009 and 1 percent sequentially
  Operating revenues increased 1 percent to $1,986.7 million, compared to third quarter 2009

(Des Moines, Iowa) – Principal Financial Group, Inc. (NYSE: PFG) today announced results for third quarter
2010. The company reported operating earnings of $218.9 million for third quarter 2010, compared to $219.1 million for third quarter 2009. Operating earnings per diluted share (EPS) were $0.68 for the third quarter 2010 and
2009. The company reported net income available to common stockholders of $142.2 million, or $0.44 per diluted share for the three months ended Sept. 30, 2010, compared to $184.7 million, or $0.57 per diluted share for the three months ended Sept. 30, 2009. Operating revenues for third quarter 2010 were $1,986.7 million compared to
$1,961.0 million for the same period last year.

“The Principal® continued to deliver strong financial results during the third quarter. Compared to 2009, on a year-to-date basis, operating earnings are up 19 percent while average assets under management are up 12 percent. This reflects strong execution in an economic environment that is improving slowly. Importantly, we’re seeing increasing signs of growth across our businesses. Highlights for the quarter include strong net cash flow in Principal Funds, Principal Global Investors and Principal International,” said Larry D. Zimpleman, chairman, president and chief executive officer of Principal Financial Group, Inc. “Our hybrid business model of asset management and risk-based products, combined with our leadership position in the U.S. and strong presence in select international markets, uniquely positions The Principal to help a growing middle income customer base achieve financial security and success.”

“Despite the choppy economic recovery, our results in the third quarter demonstrate that our businesses continue to grow and we are excited about our prospects going forward,” said Terry Lillis, senior vice president and chief financial officer. “During the third quarter and now early into our second month of the fourth quarter, we are seeing positive sales momentum and are confident we will finish 2010 with Full Service Accumulation sales 15-20 percent higher than 2009 year-end sales, resulting in positive cash flows. Overall, our diversified businesses and geography mix, strong balance sheet and continued expense management have and will continue to serve us well.”
________________________
[1] Use of non-GAAP financial measures is discussed in this release after Segment Highlights
[2] Accumulated Other Comprehensive Income

Key Highlights

  Principal International had record assets under management as of Sept. 30, 2010 of $42.3 billion and $1.0 billion in net positive cash flow in the third quarter.
  Solid sales of the company’s three key U.S. retirement and investment products in the third quarter, with $864 million for Full Service Accumulation, $2.5 billion for Principal Funds and $364 million for Individual Annuities.
  Record net cash flow in Principal Funds of $790 million in the third quarter.
  Principal Global Investors had unaffiliated net cash flow of $800 million in third quarter.
  Continued strong operating leverage, reflected in a 19 percent growth in operating earnings through nine months compared to 12 percent growth in average assets under management.
  Strong capital and liquidity, with an estimated risk based capital ratio of 450 percent at quarter-end and $2.2 billion of excess capital.3

Net Income
Net income available to common stockholders of $142.2 million for third quarter 2010 reflects net realized capital losses of $30.9 million, which include:

  $29.1 million of losses related to credit gains and losses on sales and permanent impairments of fixed maturity securities, including $19.9 million of losses on commercial mortgage backed securities;
  $7.2 million of losses on commercial mortgage whole loans;
  $5.6 million of losses on residential mortgage loans; and
  $7.7 million of gains from the appreciation of fixed maturities designated as trading.
Net income also reflects $48.5 million of one-time after-tax losses from planned severance and goodwill write-
off as a result of our exit from the medical insurance business.

Segment Highlights

U.S. Asset Accumulation
Segment operating earnings for third quarter 2010 were $147.4 million, compared to $154.6 million for the same period in 2009, as higher earnings from the Full Service Accumulation business were more than offset by lower earnings from the Investment Only and Individual Annuities Businesses. Full Service Accumulation
earnings increased 14 percent from a year ago to $80.3 million, reflecting a 9 percent increase in average account values. Principal Funds earnings increased 20 percent from a year ago to $8.5 million, primarily due to a 12 percent increase in average account values. Individual Annuities earnings were $31.9 million compared to $36.1 million for third quarter 2009, mostly due to relatively less favorable DPAC[4] amortization equity market true-ups in the current quarter. Investment Only earnings were $13.9 million for third quarter 2010, compared to $26.0 million for the same period a year ago. The decline is primarily due to a 19 percent drop in average account values, reflecting the company’s scale back of its Investment Only business. In the third quarter 2009, earnings benefitted by $10.8 million from the opportunistic early redemption of medium-term notes and an increase in the market value of a receivable.
_________________________
[3] Excess capital includes cash at the holding company and capital at the life company above that needed to maintain a 350 percent NAIC risk based capital ratio for the life company.
[4] Deferred Policy Acquisition Costs

Operating revenues for the third quarter 2010 were $997.0 million compared to $1,025.6 million for the same period in 2009. Higher revenues for the accumulation businesses[5] , which improved $14.9 million, or 2 percent increase from a year ago, were more than offset by a $43.1 million decline in revenues for the Investment
Only business.
Segment assets under management were $168.8 billion as of Sept. 30, 2010, compared to $158.8 billion as of Sept. 30, 2009.

Principal Global Investors
Segment operating earnings for third quarter 2010 were $15.0 million, compared to $10.5 million in the prior year quarter, primarily due to increased transaction fees and an increase in assets under management.
Operating revenues for third quarter were $118.0 million, compared to $111.3 million for the same period in 2009, mostly due to higher management fees and a significant increase in transaction fees.
Unaffiliated assets under management were $76.2 billion as of Sept. 30, 2010, compared to $73.2 billion as of Sept. 30, 2009.

Principal International
Segment operating earnings were $33.1 million in third quarter 2010 and 2009, as the increase in fees on higher assets under management and improved macroeconomic conditions offset lower earnings resulting from our reduced economic interest in the Brazilian joint venture.
Operating revenues were $200.1 million for third quarter, compared to $156.1 million for the same period last year, primarily due to higher net investment income from inflation-linked investments in Latin America, the impact of foreign currency movements, and an increase in fees on higher assets under management.
Segment assets under management were a record $42.3 billion as of Sept. 30, 2010, compared to
$31.4 billion as of Sept. 30, 2009. This includes a record $3.8 billion of net cash flows over the trailing twelve months, or 12 percent of beginning of period assets under management.

[5] Full Service Accumulation, Principal Funds, Individual Annuities and Bank and Trust Services

U.S. Insurance Solutions[6]
Segment operating earnings for third quarter 2010 were $47.3 million, compared to $56.2 million for the same period in 2009. Individual Life earnings of $22.6 million were down compared to $29.8 million in third quarter 2009, primarily due to updates to the DPAC model and assumptions. Specialty Benefits earnings were $24.7 million in third quarter 2010, compared to $26.4 million in the same period a year ago, which is in line with membership declines from a year ago.
Operating revenues for third quarter were $690.7 million, compared to $701.4 million for the same period a year ago.

Corporate
Operating losses for third quarter 2010 were $23.9 million compared to operating losses of $35.3 million in third quarter 2009. Results reflect higher investment returns on excess capital, which were partially offset by the allocation of overhead expenses to Corporate from the medical insurance exit.

[6] Prior to third quarter 2010, amounts now reported in the U.S. Insurance Solutions segment and amounts for our group medical business now reported in the Corporate segment were reported together in the Life and Health Insurance segment. This change was made due to our decision to exit the group medical insurance business (insured and administrative services only). Our segment results for 2009 have been restated to conform to the current segment presentation.

Forward looking and cautionary statements
This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized losses, capital and liquidity positions, sales and earnings trends, and management's beliefs, expectations, goals and opinions.
The company does not undertake to update or revise these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2009, and in the company’s quarterly report on Form 10-Q for the quarter ended June 30,
2010, filed by the company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions that may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; a continuation of difficult conditions in the global capital markets and the general economy that may materially adversely affect the company’s business and results of operations; the actions of the U.S. government, Federal Reserve and other governmental and regulatory bodies for purposes of stabilizing the financial markets might not achieve the intended effect; the risk from acquiring new businesses, which could result in the impairment of goodwill and/or intangible assets recognized at the time of acquisition; impairment of other financial institutions that could adversely affect the company; investment risks which may diminish the value of the company’s invested assets and the investment returns credited to customers, which could reduce sales, revenues, assets under management and net income; requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect company liquidity and expose the company to counterparty credit risk; changes in laws, regulations or accounting standards that may reduce company profitability; fluctuations in foreign currency exchange rates that could reduce company profitability;
Principal Financial Group, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and regulatory restrictions on the ability of subsidiaries to pay such dividends;
competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; a pandemic, terrorist attack or other catastrophic event; and default of the company’s re-insurers.

Use of Non-GAAP Financial Measures
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S.
GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in the future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

Earnings Conference Call

On Tuesday, Nov. 2, 2010 at 10:00 a.m. (ET), Chairman, President and Chief Executive Officer Larry
Zimpleman and Senior Vice President and Chief Financial Officer Terry Lillis will lead a discussion of results, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

  Via live Internet webcast. Please go to www.principal.com/investor at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.
  Via telephone by dialing 800-374-1609 (U.S. and Canadian callers) or 706-643-7701 (International callers) approximately 10 minutes prior to the start of the call. The access code is 16027050.

Replay of the earnings call via telephone is available by dialing 800-642-1687 (U.S. and Canadian callers) or
706-645-9291 (International callers). The access code is 16027050. This replay will be available approximately two hours after the completion of the live earnings call through the end of day Nov. 9, 2010.
Replay of the earnings call via webcast as well as a transcript of the call is available after the call at:
www.principal.com/investor.

The company's financial supplement and additional investment portfolio detail for third quarter 2010 is currently available at www.principal.com/investor, and may be referred to during the call.

2010 Investor Day and 2011 EPS guidance
The Principal will hold its Investor Day on Dec. 9, 2010 in New York. Details can be found at
www.principal.com/investor. In addition, The Principal plans to announce guidance prior to Investor Day through a press release and a conference call.

About the Principal Financial Group
The Principal Financial Group® (The Principal ® )[7] is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the
Fortune 500, the Principal Financial Group has $305.7 billion in assets under management[8] and serves some 18.9 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States.
Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit www.principal.com.

###

[7] “The Principal Financial Group” and “The Principal” are registered service marks of Principal Financial Services,
Inc., a member of the Principal Financial Group.
8 As of Sept 30, 2010

Summary of Segment and Principal Financial Group, Inc. Results

	Operating Earnings (Loss)* *in millions*			
	Three Months Ended,		*Nine Months Ended,*	
Segment	09/30/10	09/30/09	09/30/10	09/30/09
U.S. Asset Accumulation	$147.4	$154.6	$433.4	$385.1
Global Asset Management	15.0	10.5	39.3	25.5
International Asset Management and Accumulation	33.1	33.1	106.0	79.4
U.S. Insurance Solutions	47.3	56.2	141.4	148.1
Corporate	(23.9)	(35.3)	(89.4)	(108.7)
Operating Earnings	**$218.9**	**$219.1**	**$630.7**	**$529.4**
Net realized capital losses, as adjusted	(30.9)	(53.4)	(156.9)	(154.6)
Other after-tax adjustments	(45.8)	19.0	(6.8)	73.0
Net income available to common stockholders	**$142.2**	**$184.7**	**$467.0**	**$447.8**
	Per Diluted Share			
	Three Months Ended,		*Nine Months Ended,*	
	09/30/10	09/30/09	09/30/10	09/30/09
Operating Earnings	**$0.68**	**$0.68**	**$1.95**	**$1.82**
Net realized capital losses, as adjusted	(0.10)	(0.17)	(0.48)	(0.53)
Other after-tax adjustments	(0.14)	0.06	(0.02)	0.25
Net income available to common stockholders	**$0.44**	**$0.57**	**$1.45**	**$1.54**
Weighted-average diluted common shares outstanding	**323.3**	**321.5**	**322.7**	**291.1**

*Operating earnings versus U.S. GAAP (GAAP) net income available to common stockholders
Management uses operating earnings, which excludes the effect of net realized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

**Principal Financial Group, Inc.**
**Reconciliation of Non-GAAP Financial Measures to U.S. GAAP**
**(in millions, except as indicated)**

| | Three Months Ended, | | Nine Months Ended, | |
|---|---|---|---|---|
| | 09/30/10 | 09/30/09 | 09/30/10 | 09/30/09 |
| **Diluted Earnings Per Common Share:** | | | | |
| Operating Earnings | 0.68 | 0.68 | 1.95 | 1.82 |
| Net realized capital losses | (0.10) | (0.17) | (0.48) | (0.53) |
| Other after-tax adjustments | (0.14) | 0.06 | (0.02) | 0.25 |
| Net income available to common stockholders | 0.44 | 0.57 | 1.45 | 1.54 |
| **Book Value Per Common Share Excluding Accumulated Other Comprehensive Income:** | | | | |
| Book value per common share excluding accumulated other comprehensive income | 27.71 | 26.34 | 27.71 | 26.34 |
| Net unrealized capital gains (losses) | 2.18 | (2.67) | 2.18 | (2.67) |
| Foreign currency translation | 0.01 | (0.18) | 0.01 | (0.18) |
| Net unrecognized postretirement benefit obligations | (0.70) | (1.64) | (0.70) | (1.64) |
| Book value per common share including accumulated other comprehensive income | 29.20 | 21.85 | 29.20 | 21.85 |
| **Operating Revenues:** | | | | |
| USAA | 997.0 | 1,025.6 | 3,031.0 | 3,024.4 |
| GAM | 118.0 | 111.3 | 346.1 | 319.0 |
| IAMA | 200.1 | 156.1 | 569.4 | 381.8 |
| U.S. Insurance Solutions | 690.7 | 701.4 | 2,070.1 | 2,106.6 |
| Corporate | (19.1) | (33.4) | (81.2) | (103.2) |
| Total operating revenues | 1,986.7 | 1,961.0 | 5,935.4 | 5,728.6 |
| Net realized capital losses and related adjustments | (42.3) | (86.1) | (199.5) | (336.6) |
| Exited businesses | 344.1 | 395.4 | 1,050.2 | 1,224.7 |
| Total GAAP revenues | 2,288.5 | 2,270.3 | 6,786.1 | 6,616.7 |
| **Operating Earnings:** | | | | |
| USAA | 147.4 | 154.6 | 433.4 | 385.1 |
| GAM | 15.0 | 10.5 | 39.3 | 25.5 |
| IAMA | 33.1 | 33.1 | 106.0 | 79.4 |
| U.S. Insurance Solutions | 47.3 | 56.2 | 141.4 | 148.1 |
| Corporate | (23.9) | (35.3) | (89.4) | (108.7) |
| Total operating earnings | 218.9 | 219.1 | 630.7 | 529.4 |
| Net realized capital losses | (30.9) | (53.4) | (156.9) | (154.6) |
| Other after-tax adjustments | (45.8) | 19.0 | (6.8) | 73.0 |
| Net income available to common stockholders | 142.2 | 184.7 | 467.0 | 447.8 |
| **Net Realized Capital Gains (losses):** | | | | |
| Net realized capital losses, as adjusted | (30.9) | (53.4) | (156.9) | (154.6) |
| Periodic settlements and accruals on non-hedge derivatives | 20.5 | 20.2 | 69.8 | 47.9 |
| Amortization of DPAC and sale inducement costs | 26.7 | (16.7) | 71.3 | (106.3) |
| Certain market value adjustments of embedded derivatives | (0.9) | (2.3) | (6.7) | (8.8) |
| Capital gains distributed | (0.1) | 7.5 | 2.2 | 14.4 |
| Tax impacts | (34.7) | (31.1) | (111.1) | (96.9) |
| Noncontrolling interest capital gains (losses) | (0.6) | 9.9 | 4.1 | 15.5 |
| Recognition of front-end fee revenues | (1.2) | (0.7) | (5.2) | 2.1 |
| Capital gain (loss) associated with exited medical business | (1.8) | - | (2.4) | 0.1 |
| Certain market value adjustments to fee revenues | 2.3 | - | 2.3 | 1.5 |
| GAAP net realized capital losses | (20.7) | (66.6) | (132.6) | (285.1) |
| **Other After Tax Adjustments:** | | | | |
| Earnings associated with exited businesses | (45.8) | 19.0 | 1.0 | 73.0 |
| Tax impact of healthcare reform | - | - | (7.8) | - |
| Total other after-tax adjustments | (45.8) | 19.0 | (6.8) | 73.0 |